                                                                    EXHIBIT 1.01





                                4,000,000 Shares



                         LA SALLE PARTNERS INCORPORATED



                                  Common Stock

                           (Par Value $.01 Per Share)



                             UNDERWRITING AGREEMENT



                               ____________, 1997

                                         ___________, 1997



Morgan Stanley & Co. Incorporated
William Blair & Company, L.L.C.
Montgomery Securities
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Morgan Stanley & Co. International Limited
William Blair & Company, L.L.C.
Montgomery Securities
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

          LaSalle Partners Incorporated, a Maryland corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below), 4,000,000 shares of the common stock, par value $.01 per share, of the Company (the "Firm Shares").

          It is understood that, subject to the conditions hereinafter stated, 3,200,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 800,000 Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, William Blair & Company, L.L.C. and Montgomery Securities shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, William Blair & Company, L.L.C. and Montgomery Securities shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters."

          DEL/LaSalle Finance Company, L.L.C., an Illinois limited liability company (the "Selling Shareholder"), proposes to sell to the several U.S. Underwriters not more than an additional 600,000 shares of the Company's common stock, par value $.01 per share (the "Additional Shares"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Shareholder are hereinafter sometimes collectively referred to as the "Sellers."

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement;" the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

          As part of the offering contemplated by this Agreement, Morgan Stanley & Co. Incorporated ("Morgan Stanley") has agreed to reserve out of the Shares set forth opposite its name on Schedule I to this Agreement up to 200,000 Shares, for sale to the Company's employees, officers, directors, business associates and related persons (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program (the "Directed Shares") will be sold by Morgan Stanley pursuant to this Agreement at the Public Offering Price (as defined in Section 4 below). Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by Morgan Stanley as set forth in the Prospectus.

     The Company, LaSalle Partners Limited Partnership ("LPL") and LaSalle Partners Management Limited Partnership ("LPML" and, together with LPL, the "Predecessor Partnerships") shall be collectively referred to herein as the "Companies." For purposes of this Agreement, the term "subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X and, as used herein and unless otherwise indicated, shall refer to a subsidiary of the Company or of either of the Predecessor Partnerships, as the case may be.

          1. Representations and Warranties of the Companies. The Companies represent and warrant to and agree with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph l(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) Each of the Company and the Predecessor Partnerships has been duly incorporated or organized, is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has all power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole.

          (d) Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Companies, including but not limited to LaSalle Partners Management Services, Inc.("LPMS"), LaSalle Partners Corporate & Financial Services, Inc. ("LPCFS"), LaSalle Advisors Capital Management, Inc. ("LACM"), LaSalle Partners International, Inc. ("LPII") and __________ (each a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries"), has been duly incorporated or organized, is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has all power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary which is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable, all of the partnership interests of each Significant Subsidiary which is a partnership have been duly and validly authorized and issued, and all of the shares of capital stock or partnership interests in any Significant Subsidiary (except as set forth in the Registration Statement and the Prospectus) are owned directly or indirectly by the Company or the Predecessor Partnerships, as the case may be, free and clear of all liens, encumbrances, equities or claims.

          (e) This Agreement has been duly authorized, executed and delivered by the Companies.

          (f) The authorized capital stock of the Company conforms, in all material respects, as to legal matters to the description thereof contained in the Prospectus.

          (g) The shares of Common Stock (including the Shares to be sold by the Selling Shareholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

          (h) The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (i) The financial statements (together with the related notes thereto) of the Predecessor Partnerships and The Galbreath Company ("Galbreath") included in the Registration Statement present fairly the financial position of the Predecessor Partnerships and Galbreath, respectively, and each of their respective subsidiaries as of the respective dates of such financial statements, and the results of operations and cash flows of the Predecessor Partnerships and Galbreath, respectively, and each of their respective subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheet (together with the related notes thereto) of the Company included in the Registration Statement present fairly the financial position of the Company and its subsidiaries as of the date of such balance sheet, in conformity with generally accepted accounting principles consistently applied throughout the period involved. The pro forma consolidated financial statements included in the Prospectus have been prepared in accordance with Article 11 of Regulation S-X with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

          (j) None of the Companies or any of their subsidiaries is in violation of its certificate of incorporation or certificate of partnership, as the case may be, or its by-laws or partnership agreement, as the case may be, or, except as would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Companies or any of their respective subsidiaries. The conduct of the business of the Companies and their respective subsidiaries is and has been in compliance with applicable foreign, federal, state and local laws and regulations, except where the failure to be in compliance would not, singly or in the aggregate, have a material adverse effect on the Companies and their subsidiaries, taken as a whole.

          (k) (i) The execution and delivery by the Companies of, and the performance by the Companies of their obligations under, this Agreement and the transactions described in the Prospectus under the caption "Incorporation Transactions" will not contravene (A) any provision of applicable law or the certificate of incorporation, by-laws or other organizational documents of the Companies or any of their Significant Subsidiaries, or (B) any agreement or other instrument binding upon any of the Companies or their Significant Subsidiaries except as would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole, or (C) any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the Companies or their Significant Subsidiaries except as would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole, and (ii) except as would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Companies of their obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (l) There has not occurred any material adverse change, or any development reasonably likely to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Companies and their subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which any of the Companies or their subsidiaries is a party or to which any of the properties of any of the Companies or their subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (p) At the time the Registration Statement became effective, the Shares were registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Shares have been authorized for listing on the New York Stock Exchange, Inc., subject only to official notice of issuance.

          (q) The Companies and their subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (including occupational health and safety), the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Companies and their subsidiaries, taken as a whole.

          (r) There are no costs or liabilities associated with Environmental Laws, including costs of complying therewith, which would, singly or in the aggregate, have a material adverse effect on the Companies and their subsidiaries, taken as a whole.

          (s) There are no contracts, agreements or understandings between any of the Companies and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company (except for that certain Registration Rights Agreement, dated April 22, 1997, among the Company, DEL-LPL Limited Partnership ("DEL-LPL"), DEL-LPAML Limited Partnership ("DEL-LPAML" and, together with DEL-LPL, the "Employee Partnerships"), DSA-LSPL, Inc., DSA-LSAM, Inc. and Galbreath Holdings, LLC), and there are no contracts, agreements or understandings between the Company or either of the Predecessor Partnerships and any person granting such person the right to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (t) The Companies have complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (u) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Companies and their subsidiaries have not incurred any material liability or obligation nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Companies and their subsidiaries, except in each case as described in or contemplated by the Prospectus.

          (v) The Companies and their subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them in each case which is material to the business of the Companies and their subsidiaries, taken as a whole, and in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or which would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole; and any material real property and buildings held under lease by any of the Companies or their subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Companies and their subsidiaries, in each case except as described in or contemplated by the Prospectus.

          (w) The Companies and their subsidiaries own or possess adequate rights to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and none of the Companies or their subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Companies and their subsidiaries, taken as a whole.

          (x) The Companies and their Significant Subsidiaries have filed all material foreign, federal and state income and franchise tax returns and have paid all material taxes shown as due thereon, and there is no tax deficiency that has been asserted against the Companies or their properties or assets that would have a material adverse effect on the Companies and their subsidiaries, taken as a whole.

          (y) No labor dispute material to the Companies and their subsidiaries, taken as a whole, with the employees of the Companies, any of their subsidiaries or, to the knowledge of the Company, LPI Service Corporation exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Companies, is imminent.

          (z) The Companies and their subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Companies or any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Companies nor any such subsidiary has any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Companies and their subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (aa) Except as would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole, the Companies and their subsidiaries possess all certificates, authorizations, licenses and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses; and none of the Companies or their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Companies and their subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          (bb) The Company and its subsidiaries maintain, and the Predecessor Partnerships and their subsidiaries have maintained, a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (cc) All offers, sales or other issuances of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Securities Act and were duly registered with or the subject of an available exemption from the registration of the applicable state securities or Blue Sky laws.

          (dd) Following the Partnership Interests Exchange, as defined in and as described in the Prospectus under the caption "Incorporation Transactions," neither the Predecessor Partnerships' ability to distribute any cash or property to the Company, nor the Company's ability to receive any such distributions from the Predecessor Partnerships, will be impeded by any law or agreement.

          Furthermore, the Companies represent and warrant to Morgan Stanley that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

          2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

          (b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of formation or formation agreement of the Selling Shareholder, or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, except (i) which would not have a material adverse effect on the Selling Shareholder's ability to perform its obligations under this Agreement or (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (c) On the Option Closing Date (as defined below) the Selling Shareholder will have valid title to the Shares to be sold by the Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder.

          (d) The delivery of the Shares to be sold by the Selling Shareholder pursuant to this Agreement will, upon the delivery of and payment for such Shares as contemplated herein, pass title to such Shares to the Underwriters free and clear of any security interests, claims, liens, equities and other encumbrances.

          (e) All information under the captions "Principal and Selling Stockholders" and "Risk Factors--Shares Eligible for Future Sale" furnished by or on behalf of such Selling Shareholder for use in the Registration Statement and Prospectus is, and on the Closing Date and on the Option Closing Date will be, true, correct, and complete, and does not, and on the Closing Date and on the Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

          3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth in Schedules I and II hereto opposite its names at U.S.$______ a Share (the "Purchase Price").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholder agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 600,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Selling Shareholder in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

          Each Seller hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file a registration statement with the Commission relating to any of the foregoing securities, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Shares to the Underwriters hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of the Prospectus of which the Underwriters have been advised in writing, (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, (D) stock or stock option issuances by the Company pursuant to existing employee benefit plans, (E) the distribution of shares of Common Stock by the Employee Partnerships to their respective partners, provided that any such partners agree to be bound by the foregoing limitations, or (F) the filing of a registration statement by the Company on Form S-8 relating to existing Company employee benefit plans. In addition, the Selling Shareholder agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

          4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$______ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$______ a share, to any Underwriter or to certain other dealers.

          5. Payment and Delivery. Payment for the Firm Shares shall be made by wire transfer of immediately available funds to an account designated by the Company against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on __________, 1997, or at such other time on the same or such other date, not later than __________, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

          Payment for any Additional Shares shall be made to the Selling Shareholder by wire transfer of immediately available funds to an account designated by the Selling Shareholder against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than __________, 1997, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 3:00 p.m. (New York City time) on the date hereof.

          The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development reasonably likely to result in a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Companies and their subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date one or more certificates, dated the Closing Date and signed by an executive officer of the Company,

     (i) to the effect that the representations and warranties of the Companies contained in this Agreement are true and correct as of the Closing Date and that the Companies have complied in all material respects with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date, and (ii) setting forth all jurisdictions in which the conduct of the Company's business or its ownership or leasing of property requires that each of the Companies or their subsidiaries be qualified to transact business, except to the extent that the failure to be so qualified would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole;

               The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom, (Illinois), outside counsel for the Company, dated the Closing Date, to the effect that:

                (i) the Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation with the power and authority to own its property and conduct its business as described in the Prospectus (with such exceptions as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole); and the Company is qualified to transact business and, based solely upon such counsel's review of "good standing" certificates of such states, is in good standing in each jurisdiction set forth in the certificate provided pursuant to paragraph 6(b)(ii) hereto;

               (ii) each of LPCFS, LACM and LPMS has been duly incorporated and is validly existing and in good standing under the laws of the State of Maryland with the power and authority to own its property and to conduct its business as described in the Prospectus (with such exceptions as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole); and, based solely upon such counsel's review of "good standing" certificates of such states, each of LPCFS, LACM and LPMS is qualified to transact business and is in good standing in each jurisdiction set forth in the certificate provided pursuant to paragraph 6(b)(ii) hereto;

               (iii) the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $.01 par value, and otherwise conforms, in all material respects, as to legal matters to the description thereof contained in the Prospectus;

               (iv) the outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholder) immediately prior to the issuance of the Shares to be sold by the Company have been duly authorized, validly issued fully paid and non-assessable;

               (v) all of the issued shares of capital stock of each of LPCFS, LACM and LPMS have been duly authorized and validly issued and are fully paid and non-assessable and all of the shares of capital stock in LPCFS, LACM and LPMS (except as set forth in the Registration Statement and the Prospectus) are, to the knowledge of such counsel, owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

               (vi) the issuance and sale of the Shares to be sold by the Company have been duly authorized by the Company for sale to the Underwriters under this Agreement and such Shares, when delivered to and paid for by the Underwriters in accordance with this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not, to the knowledge of such counsel, be subject to any preemptive or similar rights to subscribe for or purchase the Shares;

               (vii) this Agreement has been duly authorized, executed and delivered by the Companies;

               (viii) the execution and delivery by the Companies of, and the performance by the Companies of their obligations under, this Agreement and the transactions described in the Prospectus under the caption "Incorporation Transactions" will not contravene any provision of the certificate of incorporation or by-laws or other organizational documents of any of the Companies or their Significant Subsidiaries or any agreement or instrument set forth as an exhibit to the Registration Statement; except as would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole, (A) the compliance by the Companies with all of the provisions of this Agreement will not result in any violation or conflict with any of the terms or provisions of any Applicable Laws or Applicable Orders (it being understood that for purposes of such opinion, (1) the term "Applicable Laws" means those laws, rules and regulations of the State of New York and Illinois and the United States of America that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement, each as in effect on the date of such opinion; (2) the term "Applicable Orders" means those judgments, orders or decrees of Governmental Authorities (as such term is hereinafter defined) by which the Companies or any of its Significant Subsidiaries is bound, the existence of which is actually known to such counsel or has been specifically disclosed to such counsel in writing by the Companies; and (3) the term "Governmental Authorities" means any New York, Illinois or federal executive, legislative, judicial, administrative or regulatory body under Applicable Laws), provided that in rendering such opinion, such counsel need not express any opinion with respect to (x) any securities or Blue Sky laws of the various states or the securities laws of foreign jurisdictions or (y) the information contained in, or the accuracy, completeness or correctness of, the Prospectus or the Registration Statement or the compliance thereof as to form with the Securities Act and the rules and regulations promulgated thereunder; and (B) no Governmental Approval is required for the execution, delivery and performance of this Agreement by the Companies, compliance by the Companies with all the provisions hereof and the consummation of the transactions contemplated hereby (it being understood that for purposes of such opinion, the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or notice to, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws), provided that in rendering such opinion, such counsel need not express any opinion with respect to (x) any securities or Blue Sky laws of the various states or the securities laws of foreign jurisdictions, (y) such Governmental Approvals as have been obtained under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, or (z) the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD");

               (ix) the statements (A) in the Prospectus under the captions "Background of the Company," "Incorporation Transactions," "Management" and "Description of Capital Stock," and (B) in the Registration Statement in Items 14 and 15, insofar as they purport to describe or summarize certain provisions of the agreements, statutes and regulations referred to therein, fairly describe or summarize such provisions in all material respects;

               (x) to such counsel's knowledge and without having investigated any governmental records or court dockets, there are no (i) legal or governmental proceedings pending or threatened to which any of the Companies or their subsidiaries is a party that are required to be described in the Registration Statement or the Prospectus and are not so described or (ii) contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (xi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

               (xii) the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that, in each case, such counsel need not express any opinion as to the financial statements, schedules and other financial or statistical data included therein or excluded therefrom or the exhibits to the Registration Statement, and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (other than to the extent specified in paragraphs (iii) and (ix) above).

          In addition, Skadden, Arps, Slate, Meagher & Flom (Illinois) shall state that it has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Underwriters shall have received on the Closing Date an opinion of Hagan & Associates, dated the Closing Date, to the effect that:

               (i) each of the Predecessor Partnerships has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization with the power and authority to own its property and conduct its business as described in the Prospectus (with such exceptions as would not have a material adverse effect on the Predecessor Partnerships and their subsidiaries, taken as a whole); and each of the Predecessor Partnerships is qualified to transact business and, based solely upon such counsel's review of "good standing" certificates of such states, is in good standing in each jurisdiction set forth in the certificate provided pursuant to paragraph 6(b)(ii) hereto;

               (ii) except as to LPCFS, LACM and LPMS which are covered by the opinion described in (c)(ii) above and except as to __________, which is covered by the opinion described in (d)(i) below, each Significant Subsidiary of the Companies has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with the power and authority to own its property and to conduct its business as described in the Prospectus (with such exceptions as would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole); and, based solely upon such counsel's review of "good standing" certificates of such states, each such Significant Subsidiary is qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole; and

               (iii) except as to LPCFS, LACM and LPMS which are covered by the opinion described in (c)(v) above and except as to __________, which is covered by the opinion described in (d)(ii) below, all of the issued shares of capital stock of each Significant Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and non-assessable, all of the partnership interests of each Significant Subsidiary which is a partnership have been duly and validly authorized and issued, and all of the shares of capital stock or partnership interests in any Significant Subsidiary (except as set forth in the Registration Statement and the Prospectus) are, to the knowledge of such counsel, owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (e) The Underwriters shall have received on the Closing Date an opinion of _______________, United Kingdom counsel for the Company, dated the Closing Date, to the effect that:

               (i) __________ has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with the power and authority to own its property and conduct its business as described in the Prospectus (with such exceptions as would not have a material adverse effect on the Companies and their subsidiaries, taken as a whole); and

               (ii) all of the issued shares of capital stock of __________ have been duly authorized and validly issued and are fully paid and non-assessable and all of the shares of capital stock in __________ (except as set forth in the Registration Statement and the Prospectus) are, to the knowledge of such counsel, owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (f) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Selling Shareholder, dated the Closing Date, to the effect that:

               (i) this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder;

               (ii) (A) the execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not (1) contravene any provision of the certificate of formation or formation agreement of the Selling Shareholder, or, to such counsel's knowledge without any independent investigation, any agreement or other instrument binding upon the Selling Shareholder or, (2) result in any violation or conflict with any of the terms or provisions of any Applicable Laws or Applicable Orders, provided that in rendering such opinion, such counsel need not express any opinion with respect to (x) any securities or Blue Sky laws of the various states or the securities laws of foreign jurisdictions or (y) the information contained in, or the accuracy, completeness or correctness of, the Prospectus or the Registration Statement or the compliance thereof as to form with the Securities Act and the rules and regulations promulgated thereunder, and (B) no Governmental Approval is required for the execution, delivery and performance of this Agreement by the Selling Shareholder, compliance by the Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby, provided that in rendering such opinion, such counsel need not express any opinion with respect to (x) any securities or Blue Sky laws of the various states or the securities laws of foreign jurisdictions, (y) such Governmental Approvals as have been obtained under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder or (z) the rules and regulations of the NASD; and

               (iii) upon transfer of the Shares to be sold by the Selling Shareholder to the Underwriters and payment of the purchase price therefor as contemplated herein, and assuming that the Underwriters acquire their interest in such Shares in good faith and without notice of any adverse claims, the Underwriters will acquire such Shares free of all adverse claims (within the meaning of the Uniform Commercial Code as in effect in the State of New York).

          (g) The Underwriters shall have received on the Closing Date an opinion of Sidley & Austin, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (vi), (vii), (ix) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and (xii) of paragraph (c) above, as well as a statement covering the matters referred to in the last unnumbered subparagraph of paragraph (c) above.

          With respect to subparagraph (xii) and the last unnumbered subparagraph of paragraph (c) above, Skadden, Arps, Slate, Meagher & Flom (Illinois) and Sidley & Austin may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to paragraph (f) above, Skadden, Arps, Slate, Meagher & Flom (Illinois) may rely, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the Selling Shareholder contained herein. In giving the opinions set forth in subparagraphs (i), (ii), (iv),
     (v) and (vi) of paragraph (c) above, Skadden, Arps, Slate, Meagher & Flom (Illinois) may rely, as to matters of Maryland law, solely on the opinion of Piper & Marbury, L.L.P. In giving the opinions set forth in subparagraphs (i), (ii) and (iii) of paragraph (d) above, Hagan & Associates may rely, as to matters of Maryland law, solely on the opinion of Piper & Marbury, L.L.P. In giving the opinions set forth in subparagraph
     (vi) of paragraph (c) above, Sidley & Austin may rely, as to matters of Maryland law, solely on the opinion of Piper & Marbury, L.L.P.

          The opinions of Skadden, Arps, Slate, Meagher & Flom (Illinois) described in paragraphs (c) and (f) above, the opinion of Hagan & Associates described in paragraph (d) above and the opinion of ___________ ___ described in paragraph (e) above, shall be rendered to the Underwriters at the request of the Companies or the Selling Shareholder, as the case may be, and shall so state therein.

          (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from KPMG Peat Marwick LLP, independent public accountants with respect to the Companies and their respective subsidiaries, and Deloitte & Touche LLP, independent auditors with respect to Galbreath, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (i) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and each of the shareholders and between you and each of the officers listed under the caption "Management" in the Prospectus and each of the directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (j) The Partnership Interests Exchange (as defined in the Prospectus under the caption "Incorporation Transactions") shall have been consummated in the manner set forth therein.

          (k) The Common Stock shall have been registered under the Exchange Act, and the Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (l) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by a member of the Selling Shareholder, to the effect that the representations and warranties of the Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that the Selling Shareholder has complied, in all material respects, with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and sale of the Additional Shares and other matters related to the sale of the Additional Shares.

          7. Covenants of the Company and the Predecessor Partnerships. In further consideration of the agreements of the Underwriters herein contained, each of the Company and the Predecessor Partnerships (as defined in the Prospectus) covenants with each Underwriter to do, or cause the Company to do, all of the following:

          (a) To furnish to you, without charge, three (3) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 5:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not so subject.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending ____________, 1998 that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) To use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

          (g) That in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Morgan Stanley will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

          (h) To pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

          (i) The Company and its subsidiaries shall consummate the transactions described in the Prospectus under the caption "Incorporation Transactions" as soon as reasonably practicable.

          Furthermore, the Company and the Predecessor Partnerships covenant with Morgan Stanley that the Company will, and the Predecessor Partnerships will cause the Company to, comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered by the Company in connection with the Directed Share Program.

          8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers and the Predecessor Partnerships agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (which fees and disbursements of counsel shall not exceed $5,000), (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7(h),
Section 9 entitled "Indemnity and Contribution", and the last paragraph of
Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers and the Predecessor Partnerships may otherwise have for the allocation of such expenses among themselves.

          9. Indemnity and Contribution. (a) The Company and, subject to paragraph 9(i) below, the Predecessor Partnerships agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

          (b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the

Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Selling Shareholder under the captions "Principal and Selling Stockholders" and "Risk Factors--Shares Eligible for Future Sale" furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

          (c) The Company and, subject to paragraph 9(i) below, the Predecessor Partnerships agree to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Morgan Stanley Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the Shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, neither the Company nor the Predecessor Partnerships shall be responsible under this subparagraph
(iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

          (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Companies, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities

Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b), (c) or (d) of this Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters or for Morgan Stanley, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second, third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (f) To the extent the indemnification provided for in paragraph (a),
(b), (c) or (d) of this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers and the Predecessor Partnerships on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers and the Predecessor Partnerships on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (g) The Sellers, the Predecessor Partnerships and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (f) of this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (h) The indemnity and contribution provisions contained in this
Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares. Notwithstanding the foregoing, the representations and warranties of the Predecessor Partnerships shall not survive the consummation of the Offering (it being understood that the representations, warranties and the other statements of the Company continue to remain in effect as provided herein).

          (i) Notwithstanding the foregoing provisions of this Section 9, the obligations of the Predecessor Partnerships under this Section 9 is contingent and shall become effective only upon a failure of the offering of the Firm Shares to be consummated pursuant to the terms of this Agreement and, in the absence of such a failure, the Predecessor Partnerships will have no liability or obligation under the foregoing provisions (it being understood that the absence of any obligation of the Predecessor Partnerships under this Section 9 shall not affect the obligations of the Company under this Section 9).

          10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the

Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Company and the Predecessor Partnerships will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                         Very truly yours,

                         LASALLE PARTNERS INCORPORATED



                         By_______________________________
                           Name:
                           Title:


                         DEL/LASALLE FINANCE COMPANY, L.L.C.



                         By_______________________________
                           Name:
                           Title:


                         LASALLE PARTNERS LIMITED PARTNERSHIP
                         By DEL-LPL LIMITED PARTNERSHIP,
                            its General Partner



                         By_______________________________
                           Name:
                           Title:


                         LASALLE PARTNERS MANAGEMENT LIMITED
                         PARTNERSHIP
                         By DEL-LPAML LIMITED PARTNERSHIP,
                            its General Partner



                         By_______________________________
                           Name:
                           Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
William Blair & Company, L.L.C.
Montgomery Securities

Acting severally on behalf
of themselves and the
several U.S. Underwriters named
in Schedule I hereto.

     By  Morgan Stanley & Co. Incorporated


     By
       ------------------------------
        Name:
        Title:



Morgan Stanley & Co. International Limited
William Blair & Company, L.L.C.
Montgomery Securities

Acting severally on behalf
 of themselves and the
 several International Underwriters
 named in Schedule II hereto.

     By  Morgan Stanley & Co. International Limited


     By
       -------------------------------------
        Name:
        Title:

                                  SCHEDULE I

                               U.S. Underwriters
                               -----------------



                                              Number of
                                              Firm Shares
          Underwriter                         To Be Purchased
          -----------                         ---------------

Morgan Stanley & Co. Incorporated
William Blair & Company, L.L.C.
Montgomery Securities
[NAMES OF OTHER UNDERWRITERS]



                                              _________

                    Total U.S. Firm Shares    3,200,000

                                              =========

                                  SCHEDULE II

                          International Underwriters
                          --------------------------



                                              Number of
                                              Firm Shares
          Underwriter                         To Be Purchased
          -----------                         ---------------

Morgan Stanley & Co. International Limited
William Blair & Company, L.L.C.
Montgomery Securities
[NAMES OF OTHER UNDERWRITERS]



                                              _________

          Total International Firm Shares      800,000

                                              =========

                                                                       Exhibit A
                                                                       ---------



                           [Form of Lock-up Letter]
                           ------------------------


                                                                __________, 1997


Morgan Stanley & Co. Incorporated
William Blair & Company, L.L.C.
Montgomery Securities
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Morgan Stanley & Co. International Limited
William Blair & Company, L.L.C.
Montgomery Securities
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

          The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Morgan Stanley & Co. International Limited ("MSIL"), William Blair & Company, L.L.C. ("William Blair") and Montgomery Securities ("Montgomery") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with LaSalle Partners Incorporated, a Maryland corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley, MSIL, William Blair and Montgomery (the "Underwriters"), of 4,000,000 (plus 600,000 shares subject to the Underwriters' over-allotment option) shares (the "Shares") of the common stock, par value $.01 per share, of the Company (the "Common Stock").

          To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided that such shares or securities are either now owned by the undersigned or are hereafter acquired prior to or in connection with the Public Offering), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares,
(c) the distribution of shares of Common Stock by the Employee Partnerships (as defined in the Underwriting Agreement) and Galbreath-LPL Holdings, LLC to their respective partners or members, as the case may be; provided that any such partners or members, as the case may be, agree to be bound by the foregoing limitations, (d) the sale or other transfer of shares of Common Stock by DSA-LSPL, Inc. and DSA-LSAM, Inc. to Dai-ichi Life (U.S.A.), Inc. or any one or more of its direct or indirect wholly owned subsidiaries; provided that Dai-ichi Life (U.S.A.), Inc. or any such subsidiaries agree to be bound by the foregoing limitations, or (g) the pledge of shares of Common Stock as described in the Prospectus by DEL/LaSalle Finance Company, L.L.C. and the Employee Partnerships. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

          Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                    Very truly yours,


                                    ____________________________
                                    (Name)

                                    ____________________________
                                    (Address)